EXHIBIT 99.1

Contact: Sean McHugh Vice President Investor Relations and Communications (970) 506-7490 sean.mchugh@swiftbrands.com
SWIFT & COMPANY, S&C HOLDCO 3, INC. AND SWIFT FOODS COMPANY
ANNOUNCE AMENDMENT AND SUPPLEMENT TO OFFER TO PURCHASE AND
CONSENT SOLICITATION STATEMENT
GREELEY, COLO., June 20, 2007 — Swift & Company (“S&C”) and its affiliates S&C Holdco 3, Inc. (“S&C Holdco 3”) and Swift Foods Company (“SFC”), today announced that S&C is amending and supplementing in certain respects its offer to purchase for cash all of its 12-1/2% Senior Subordinated Notes due January 1, 2010 (the “Subordinated Notes”), S&C Holdco 3 is amending and supplementing in certain respects its offer to purchase for cash all of its outstanding 11.00% Senior Notes due 2010 (the “11.00% Senior Notes”), and SFC is amending and supplementing in certain respects its offer to purchase for cash all of its outstanding 10.25% Convertible Senior Subordinated Notes due 2010 (the “Convertible Notes” and, together with the Subordinated Notes, the 11.00% Senior Notes and the 10-1/8% Senior Notes due 2009 issued by S&C (the “10-1/8% Senior Notes”), the “Notes”), in each case, on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 7, 2007 (the “Original Statement”), as amended and supplemented by the Supplement and Amendment to Offer to Purchase and Consent Solicitation Statement dated June 19, 2007 (the “Supplement” and, together with the Original Statement, the “Statement”) and the accompanying Consent and Letter of Transmittal (collectively, the “Offer Documents”). S&C, S&C Holdco 3 and SFC (collectively, the “Companies”) are also soliciting consents to amend or eliminate most of the affirmative and restrictive covenants and certain events of default in the indentures under which the Notes were issued. The Companies are making the tender offers and consent solicitations in connection with the previously announced proposed merger (the “Merger”) of SFC and J&F Acquisition Co., a Delaware corporation and subsidiary of J&F Participações, S.A., a Brazilian corporation (“J&F”), upon the consummation of which SFC will survive as a subsidiary of J&F.
As amended by the Supplement, the Statement provides that the offer consideration for each $1,000 principal amount of Subordinated Notes, 11.00% Senior Notes and Convertible Notes tendered and accepted for purchase pursuant to the offer will be an amount equal to the total consideration set forth in the Statement for each $1,000 principal amount of such Notes.
No consent payment will be made to the holders of the Subordinated Notes, the 11.00% Senior Notes or the Convertible Notes. As amended by the Supplement, any and all references in the Statement to the consent payment will be deleted with respect to the Subordinated Notes, the 11.00% Senior Notes and the Convertible Notes. However, in order to receive the tender offer consideration, holders of the Subordinated Notes, the 11.00% Senior Notes and the Convertible Notes will need to deliver their consents in addition to tendering their Notes prior to the Offer

Expiration Date (as defined below), and such holders will not be able to tender their Notes without delivering their consents.
As amended by the Supplement, any and all references in the Statement to the Consent Expiration Date, which is 5:00 p.m., New York City time, on June 20, 2007, unless extended (the “Consent Expiration Date”), will be deleted with respect to the Subordinated Notes, the 11.00% Senior Notes and the Convertible Notes.
The offer by each Company will expire at midnight, New York City time, on July 5, 2007, unless extended or earlier terminated (the “Offer Expiration Date”). The deadline for holders of the Subordinated Notes, the 11.00% Senior Notes and the Convertible Notes to tender their Subordinated Notes, 11.00% Senior Notes and Convertible Notes and deliver their consents will be the Offer Expiration Date.
Holders of the 10-1/8% Senior Notes must validly tender their Notes and deliver consents by the Consent Expiration Date to receive the consent payment. Holders of 10-1/8% Senior Notes who tender such Notes after the Consent Expiration Date and prior to the Offer Expiration Date will only receive the tender offer consideration and will not receive the consent payment. Holders who tender Notes are required to consent to the proposed amendments to the indentures related to those Notes.
Tenders of Notes may be validly withdrawn and consents may be validly revoked at any time prior to the time at which the supplemental indenture with respect to the applicable issue of Notes is executed (which is expected to be promptly following the receipt of the requisite consents for the applicable issue of Notes), but not thereafter unless the tender offers and the consent solicitations are terminated without any such Notes being purchased. Each Company reserves the right to terminate, withdraw or amend its offer at any time subject to applicable law. The Consent Expiration Date for the 10-1/8% Senior Notes and the Offer Expiration Date for each issue of Notes may be extended by the applicable issuer in its discretion.
The tender offers are conditioned upon, among other things, the receipt of valid and unrevoked consents of the holders of a majority of the outstanding Notes of each issue of Notes and the consummation of the Merger. Each Company expects to pay for any of its Notes purchased pursuant to the tender offer and consent solicitation in same-day funds on a date promptly following the satisfaction or waiver of the conditions to the closing of the Merger and the acceptance of such validly tendered and not withdrawn Notes.
All other terms and conditions of the offer remain unchanged. The Supplement should be read in conjunction with the Original Statement. Except as set forth in the Supplement, the terms and conditions set forth in the Original Statement remain in full force and effect.
The Companies have retained J.P. Morgan Securities Inc. to act as the Dealer Manager and the Solicitation Agent in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to J.P. Morgan Securities Inc. at (800) 245-8812 (toll free) or (212) 270-1477 (collect). Copies of the Offer Documents may be obtained from D.F. King & Co., Inc., the Information Agent for the tender offers and consent solicitations, at (800) 290-6427 (toll free) or (212) 269-5550 (collect).

The tender offers and consent solicitations are being made solely on the terms and conditions set forth in the Offer Documents. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Notes or any other securities of any of the Companies. It also is not a solicitation of consents to the proposed amendments to the indentures. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consent.
About Swift & Company
With nearly $10 billion in annual sales, Swift & Company is the third-largest processor of fresh beef and pork in the U.S. and the largest beef processor in Australia. Founded in 1855 and headquartered in Greeley, Colorado, Swift processes, prepares, packages, markets and delivers fresh, further-processed and value-added beef and pork products to customers in the United States and international markets. For more information please visit www.swiftbrands.com.
Information Concerning Forward-Looking Statements
This press release contains certain statements, projections and forecasts regarding Swift & Company’s future business plans, financial results, products and performance that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of such words as “may,” “will,” “should,” “expects,” “plans,” “anticipates” and “believes.” There are a number of risks and uncertainties that could cause the actual results to differ materially. Some of these risks and uncertainties include product liability claims and recalls, livestock disease, fluctuating raw material costs and selling prices, changes in consumer preferences, compliance with environmental regulations and labor relations, operating in a competitive environment, uncertainties related to the completion of the Merger, including the fulfillment or waiver of conditions to the closing under the related Merger Agreement, and other general economic conditions and other risks described in S&C Holdco 3’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the SEC’s website. Statements in this press release are based on the information available to the Companies as of the date of this release. The Companies undertake no obligation to update the information contained in the press release.
Swift & Company files information with the Securities and Exchange Commission under its parent’s name of S&C Holdco 3, Inc. Filings may be viewed at: http://www.sec.gov.
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